Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated effective as of the 3rd day of April, 2007 (the “Effective Date”), by and between CKE Restaurants, Inc., a Delaware corporation (the “Company”), and Pirate Capital LLC, a Delaware limited liability company, on behalf of Jolly Roger Activist Portfolio Company LTD, Jolly Roger Fund LP and Jolly Roger Offshore Fund LTD (collectively, the “Seller”).

The Company desires to repurchase 4,073,239 shares (the “Shares”) of its common stock (the “Common Stock”) from Seller for the consideration and under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, agreements and covenants herein, the parties hereto hereby agree as follows:

1. Sale and Purchase.

a. For the consideration set forth below, Seller shall sell, assign, and transfer to the Company on April 5, 2007 (the “Settlement Date”) the Shares free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims, restrictions, or other burdens or encumbrances of any kind (“Encumbrances”).

b. As consideration for the purchase of the Shares, the Company agrees to purchase the Shares from Seller and shall pay to Seller on the Settlement Date a purchase price equal to $18.97 per share, or an aggregate of $77,269,343.83, less an interest rate adjustment of $18,523.47, for a final aggregate cash purchase price of $77,250,820.36 payable by wire transfer in immediately available funds on the Settlement Date, as the purchase price of the Shares. On the Settlement Date, Seller shall initiate an electronic or DWAC transfer of all of the Common Stock to the Company. Upon confirmation of receipt from the Company’s transfer agent of the electronic transfer of the Common Stock, the Company will deliver the purchase price to the Seller by wire transfer of immediately available U.S. funds to a brokerage account specified by the Seller.

2. Representations and Warranties of Seller and Buyer Seller represents and warrants to the Company that (a) Seller is the sole record owner and is the beneficial owner of the Shares; (b) other than Seller, no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, any of the Shares; (c) Seller has good and valid title to the Shares, free and clear of any Encumbrances, (d) the sale by Seller of the Shares and the delivery of the Shares to the Company against receipt of payment to Seller under this Agreement will transfer to the Company good and valid title to the Shares, free and clear of all Encumbrances, and (e) this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

Buyer represents and warrants to Seller that this Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or e-mail transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Survival of Representations, Warranties The representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

CKE Restaurants, Inc.

By: /s/ E. Michael Murphy
Name: E. Michael Murphy
Title: Executive Vice President

Seller:

Jolly Roger Activist Portfolio Company LTD
Jolly Roger Fund LP
Jolly Roger Offshore Fund LTD

By: Pirate Capital LLC

By: /s/ Thomas R. Hudson Jr.
Name: Thomas R. Hudson Jr.
Title: Manager